EXHIBIT 5.1





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                                          July 21, 1997






Loehmann's, Inc.
2500 Halsey Street
Bronx, New York  10461

                            LOEHMANN'S, INC.

Ladies and Gentlemen:

            We are furnishing this opinion at your request in connection with the registration statement on Form S-8 (the "Registration Statement") being filed by Loehmann's, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") on the date hereof, relating to the registration under the Securities Act of 1933, as amended (the "Act"), of 450,000 shares of common stock, par value $0.01 per share (the "Common Stock"), of the Company (collectively, the "Shares") comprised of (i) 200,000 shares of Common Stock (the "Directors Stock Option Plan Shares") to be offered under the Loehmann's, Inc. Stock Option Plan for Non-



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Employee Directors (the "Directors Stock Option Plan"), (ii) 50,000 shares of
Common Stock (the "Directors Deferred Compensation Plan Shares") to be offered under the Loehmann's, Inc. Directors Deferred Compensation Plan (the "Directors Deferred Compensation Plan") and (iii) 200,000 shares of Common Stock (the "Amended and Restated New Stock Incentive Plan Shares") to be offered under the Company's Amended and Restated New Stock Incentive Plan (the "Amended and Restated New Stock Incentive Plan").

            In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Amended and Restated Certificate of Incorporation of the Company, (iii) the By-laws of the Company, (iv) the Directors Stock Option Plan, (v) the Directors Deferred Compensation Plan, (vi) the Amended and Restated New Stock Incentive Plan and (vii) all such corporate records, agreements and other instruments of the Company, and all such other documents, as we have considered necessary in order to form a basis for the opinions expressed herein. As to certain matters of fact, we have relied on representations, statements or certificates of officers of the Company and of public authorities.

            In our examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of all of such latter documents and the legal capacity of all individuals who have executed any of the aforesaid documents.






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            Based upon the foregoing, and subject to the assumptions, exceptions and qualifications stated herein, we are of the opinion that (i) when issued and paid for in accordance with the terms of the Directors Stock Option Plan, the Directors Stock Option Plan Shares will be duly authorized, validly issued, fully paid and nonassessable, (ii) when issued in accordance with the terms of the Directors Deferred Compensation Plan, the Directors Deferred Compensation Plan Shares will be duly authorized, validly issued, fully paid and nonassessable and (iii) when issued in accordance with the terms of the Amended and Restated New Stock Incentive Plan, the Amended and Restated New Stock Incentive Plan Shares will be duly authorized, validly issued, fully paid and nonassessable.
            Our opinion expressed above is limited to the General Corporation
Law of the State of Delaware. Please be advised that no member of this firm is admitted to practice in the State of Delaware. Our opinion is rendered only with respect to the laws and the rules, regulations and orders thereunder, which are currently in effect.
            We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or the rules promulgated under the Act.

                                    Very truly yours,

                      /s/ Paul, Weiss, Rifkind, Wharton & Garrison

                        PAUL, WEISS, RIFKIND, WHARTON & GARRISON